EXHIBIT 99.1

The Joint Corp. Reports Third Quarter 2023 Financial Results

- Reaffirms 2023 Financial and Clinic Opening Guidance -

- Unveils Plan to Convert the Majority of the Corporate Portfolio Clinics to Franchised Clinics -

SCOTTSDALE, Ariz., November 9, 2023 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended September 30, 2023.

Financial Highlights: Q3 2023 Compared to Q3 2022

●	Grew revenue by 11% to $29.5 million.
●	Reported operating loss of $898,000, compared to operating income of $732,000.
●	Reported net loss of $716,000, including a loss on disposition or impairment related to corporate clinics announced to be held for sale in September 2023, compared to net income of $731,000.
●	Increased system-wide sales by 8%, to $119.3 million.
●	System-wide comp sales for clinics that have been open for at least 13 full months were flat.
●	Reported Adjusted EBITDA of $2.9 million, compared to $3.1 million.

Q3 2023 Operating Highlights

●	Sold 12 franchise licenses, compared to 12 in Q3 2022.
●	Grew total clinic count to 914, 778 franchised and 136 company-owned or managed, up from 890 clinics at June 30, 2023.
○	Opened 24 franchised clinics and two company-owned or managed greenfield clinics, for a total of 26 new clinics, as compared to 38 new clinics in Q3 2022.
○	Closed two franchised clinics in both Q3 2023 and Q3 2022.

“The strength of our franchise concept to revolutionize access to chiropractic care remains strong, although ongoing economic uncertainty and continued cost pressures have impacted our corporate clinic portfolio performance. We are implementing a strategic plan to leverage our greatest strength – our capacity to build a franchise – to drive long-term growth for both our franchisees and The Joint as a public company,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “After evaluating options for improvement, the board has authorized management to initiate a plan to refranchise or sell the majority of our company-owned or managed clinics and to retain a portion of the high-performing corporate clinics. With a focus on profitability, we are taking clear action to strengthen the health of our franchise network and increase our ability to reinvest in the business to create value for our stakeholders.”

Financial Results for Third Quarter Ended September 30: 2023 Compared to 2022

Revenue was $29.5 million in the third quarter of 2023, compared to $26.5 million in the third quarter of 2022. The increase reflects a greater number of franchised and company-owned or managed clinics. Cost of revenue was $2.6 million, compared to $2.3 million in the third quarter of 2022, reflecting the associated higher regional developer royalties and commissions.

Selling and marketing expenses were $4.3 million, up 22%, driven by the increase in advertising expenses from the larger number of clinics, an increase in local marketing expenditures by the company-owned or managed clinics, and the timing of the national marketing fund spend. Depreciation and amortization expenses increased 32% for the third quarter of 2023, as compared to the prior year period, primarily due to the increase of the development of greenfield clinics and the acquisition of franchised clinics.

General and administrative expenses were $20.2 million, compared to $17.8 million in the third quarter of 2022, reflecting increases in costs to support clinic growth and in payroll to remain competitive in the tight labor market.

Loss on disposition or impairment, including those corporate clinics that were announced to be held for sale in September 2023, was $905,000, compared to $264,000 in the third quarter of 2022.

Operating loss was $898,000, compared to operating income of $732,000 in the third quarter of 2022. Income tax benefit was $188,000, compared to the benefit of $24,000 in the third quarter of 2022. Net loss was $716,000, or $0.05 per share, compared to income of $731,000 or $0.05 per share in the third quarter of 2022.

Adjusted EBITDA was $2.9 million, compared to $3.1 million in the third quarter of 2022.

Financial Results for the Nine Months Ended September 30: 2023 Compared to 2022
Revenue was $87.1 million in the first nine months of 2023, compared to $73.6 million in the first nine months of 2022. Net income, including net employee retention credits of $3.8 million and loss on disposition of impairment of $1.1 million, was $1.3 million, or $0.09 per share, compared to a net loss of $137,000, or loss of $0.01 per share, in the first nine months of 2022. Adjusted EBITDA was $8.2 million, compared to $7.5 million in the first nine months of 2022.

Balance Sheet Liquidity

Unrestricted cash was $16.1 million at September 30, 2023, compared to $9.7 million at December 31, 2022. During the first nine months of 2023, cash provided by operating activities was $11.3 million, including the receipt of the employee retention credits mentioned above, partially offset by investing activities of $4.9 million, which included $1.1 million of clinic acquisitions and $3.8 million of development of greenfield clinics, improvements of existing clinics and corporate assets.

2023 Guidance

For 2023, management reiterated financial and clinic opening guidance.

●	Revenue is expected to be between $115.0 million and $118.0 million, compared to $101.9 million in 2022.
●	Adjusted EBITDA is expected to be between $11.0 million and $12.5 million, compared to $11.5 million in 2022.
●	Franchised clinic openings are expected to be between 100 and 120, compared to 121 in 2022.
●	Company-owned or managed greenfield clinic openings are expected to be between 8 and 12, compared to 16 in 2022.

Conference Call

The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, November 9, 2023 to discuss the third quarter 2023 financial results. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing (833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and will be available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 7032664.

Commonly Discussed Performance Metrics

This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

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Non-GAAP Financial Information

This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The Company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, net (gain)/loss on disposition or impairment, stock-based compensation expenses, and other income related to employee retention credits.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Information reconciling forward-looking Adjusted EBITDA to net income/(loss) is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA to net income/(loss) because certain items required for such reconciliation are uncertain, outside of the company's control, and/or cannot be reasonably predicted, including but not limited to [the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this press release include, among others, our belief that the strength of our franchise concept to revolutionize access to chiropractic care remains strong; our strategic plan to leverage our biggest strength – our profound understanding of franchising – to drive long-term growth for both our franchisees and The Joint as a public company; our plan to refranchise or sell the majority of our company-owned or managed clinics and to retain a portion of the high-performing corporate clinics; our belief that with a focus on profitability, we are taking clear action to strengthen the health of our network, improve the performance of our public company, and increase our ability to reinvest in the business and create value for our stockholders; and our guidance for fiscal 2023 for revenue, adjusted EBITDA, franchised clinic openings, and company-owned or managed greenfield clinic openings. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, exacerbated by COVID-19 and the current war in Ukraine, which has increased our costs and which could otherwise negatively impact our business; the potential for further disruption to our operations and the unpredictable impact on our business of the COVID-19 outbreak and outbreaks of other contagious diseases; our failure to profitably operate company-owned or managed clinics; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on September 26, 2023 and subsequently-filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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About The Joint Corp. (NASDAQ: JYNT)

The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 850 locations nationwide and over 12 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Ranked number one on Forbes’ 2022 America's Best Small Companies list, number three on Fortune’s 100 Fastest-Growing Companies list in 2022 and consistently named to Franchise Times “Top 400+ Franchises” and Entrepreneur's “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail.

For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming. The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

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THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2023	December 31, 2022
ASSETS	(unaudited)	(as restated)
Current assets:
Cash and cash equivalents	$16,050,137	$9,745,066
Restricted cash	1,092,216	805,351
Accounts receivable, net	3,653,127	3,911,272
Deferred franchise and regional development costs, current portion	1,054,534	1,054,060
Prepaid expenses and other current assets	2,602,563	2,098,359
Assets held for sale	3,972,113	—
Total current assets	28,424,690	17,614,108
Property and equipment, net	15,355,755	17,475,152
Operating lease right-of-use asset	19,803,896	20,587,199
Deferred franchise and regional development costs, net of current portion	5,409,924	5,707,678
Intangible assets, net	8,623,115	10,928,295
Goodwill	8,448,893	8,493,407
Deferred tax assets ($1.0 million and $1.0 million attributable to VIE)	11,741,090	11,928,152
Deposits and other assets	765,263	756,386
Total assets	$98,572,626	$93,490,377

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THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

CONT’D

(unaudited)

	September 30, 2023	December 31, 2022
LIABILITIES AND STOCKHOLDERS' EQUITY	(unaudited)	(as restated)
Current liabilities:
Accounts payable	$1,877,162	$2,966,589
Accrued expenses	2,488,324	1,069,610
Co-op funds liability	1,092,216	805,351
Payroll liabilities ($1.0 million and $0.6 million attributable to VIE)	3,875,453	2,030,510
Operating lease liability, current portion	5,392,944	5,295,830
Finance lease liability, current portion	25,223	24,433
Deferred franchise revenue, current portion	2,512,350	2,468,601
Deferred revenue from company clinics ($4.6 million and $4.7 million attributable to VIE)	6,538,713	7,471,549
Upfront regional developer fees, current portion	383,972	487,250
Other current liabilities	516,249	597,294
Liabilities to be disposed of	2,971,933	—
Total current liabilities	27,674,539	23,217,017
Operating lease liability, net of current portion	17,200,146	18,672,719
Finance lease liability, net of current portion	44,490	63,507
Debt under the Credit Agreement	2,000,000	2,000,000
Deferred franchise revenue, net of current portion	13,980,758	14,161,134
Upfront regional developer fees, net of current portion	1,099,718	1,500,278
Other liabilities ($1.3 million and $1.3 million attributable to VIE)	1,287,880	1,287,879
Total liabilities	63,287,531	60,902,534
Commitments and contingencies (Note 10)
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,786,411 shares issued and 14,754,287 shares outstanding as of September 30, 2023 and 14,560,353 shares issued and 14,528,487 outstanding as of December 31, 2022	14,786	14,560
Additional paid-in capital	46,969,761	45,558,305
Treasury stock 32,124 shares as of September 30, 2023 and 31,866 shares as of December 31, 2022, at cost	(860,474)	(856,642)
Accumulated deficit	(10,863,978)	(12,153,380)
Total The Joint Corp. stockholders' equity	35,260,095	32,562,843
Non-controlling interest	25,000	25,000
Total equity	35,285,095	32,587,843
Total liabilities and stockholders' equity	$98,572,626	$93,490,377

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THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(as restated)		(as restated)
Revenues:
Revenues from company-owned or managed clinics	$17,882,303	$15,836,327	$52,813,098	$42,936,298
Royalty fees	7,143,791	6,604,653	21,181,973	19,024,799
Franchise fees	754,029	642,405	2,179,822	1,970,256
Advertising fund revenue	2,050,106	1,881,367	6,043,563	5,417,840
Software fees	1,301,577	1,109,753	3,746,394	3,166,732
Other revenues	342,143	375,314	1,117,103	1,058,008
Total revenues	29,473,949	26,449,819	87,081,953	73,573,933
Cost of revenues:
Franchise and regional development cost of revenues	2,228,689	1,988,764	6,605,964	5,694,723
IT cost of revenues	375,411	348,331	1,068,332	1,010,446
Total cost of revenues	2,604,100	2,337,095	7,674,296	6,705,169
Selling and marketing expenses	4,301,017	3,539,287	13,169,079	10,666,500
Depreciation and amortization	2,349,206	1,779,924	6,893,529	4,578,450
General and administrative expenses	20,212,750	17,796,806	60,156,022	51,900,533
Total selling, general and administrative expenses	26,862,973	23,116,017	80,218,630	67,145,483
Net loss on disposition or impairment	904,923	264,391	1,114,738	360,140
Income (loss) from operations	(898,047)	732,316	(1,925,711)	(636,859)
Other income (expense), net	(6,244)	(25,235)	3,708,399	(60,668)
Income (loss) before income tax (benefit) expense	(904,291)	707,081	1,782,688	(697,527)
Income tax (benefit) expense	(188,018)	(24,015)	493,286	(560,976)
Net (loss) income	$(716,273)	$731,096	$1,289,402	$(136,551)
Earnings per share:
Basic earnings (loss) per share	$(0.05)	$0.05	$0.09	$(0.01)
Diluted earnings (loss) per share	$(0.05)	$0.05	$0.09	$(0.01)
Basic weighted average shares	14,790,663	14,512,856	14,666,222	14,474,323
Diluted weighted average shares	15,015,953	14,829,629	14,931,474	15,119,264

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THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2023	2022
		(as restated)
Cash flows from operating activities:
Net income (loss)	$1,289,402	$(136,551)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,893,529	4,578,450
Net loss on disposition or impairment	1,114,738	360,140
Net franchise fees recognized upon termination of franchise agreements	(170,720)	(15,218)
Deferred income taxes	187,062	(961,759)
Stock-based compensation expense	1,209,296	969,562
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	258,145	(244,236)
Prepaid expenses and other current assets	(504,203)	(450,702)
Deferred franchise costs	166,078	(186,618)
Deposits and other assets	(15,377)	(153,650)
Accounts payable	(1,244,767)	50,702
Accrued expenses	1,279,949	(571,447)
Payroll liabilities	1,844,943	(1,118,259)
Deferred revenue	(551,226)	1,161,393
Upfront regional developer fees	(496,730)	(977,841)
Other liabilities	34,638	728,449
Net cash provided by operating activities	11,294,757	3,032,415

Cash flows from investing activities:
Acquisition of AZ clinics	—	(6,861,256)
Acquisition of NC clinics	—	(1,105,000)
Acquisition of CA clinics	(1,050,000)	—
Purchase of property and equipment	(3,833,148)	(4,322,673)
Net cash used in investing activities	(4,883,148)	(12,288,929)

Cash flows from financing activities:
Payments of finance lease obligation	(18,227)	(43,907)
Purchases of treasury stock under employee stock plans	(3,832)	(5,804)
Proceeds from exercise of stock options	202,386	362,029
Repayment of debt under the Paycheck Protection Program	—	—
Net cash provided by financing activities	180,327	312,318

Increase (decrease) in cash, cash equivalents and restricted cash	6,591,936	(8,944,196)
Cash, cash equivalents and restricted cash, beginning of period	10,550,417	19,912,338
Cash, cash equivalents and restricted cash, end of period	$17,142,353	$10,968,142

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2023	September 30, 2022
Cash and cash equivalents	$16,050,137	$10,272,112
Restricted cash	1,092,216	696,030
	$17,142,353	$10,968,142

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THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES

RECONCILIATION FOR GAAP TO NON-GAAP

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(as restated)		(as restated)
Non-GAAP Financial Data:
Net income (loss)	$(716,273)	$731,096	$1,289,402	$(136,551)
Net interest expense	6,244	25,235	70,905	60,668
Depreciation and amortization expense	2,349,206	1,779,924	6,893,529	4,578,450
Tax (benefit) expense	(188,018)	(24,015)	493,286	(560,976)
EBITDA	1,451,159	2,512,240	8,747,122	3,941,591
Stock compensation expense	526,069	305,815	1,209,296	969,562
Acquisition related expenses	15,222	46,712	873,214	2,275,380
Loss on disposition or impairment	904,923	264,391	1,114,738	360,140
Other income related to the ERC	—	—	(3,779,304)	—
Adjusted EBITDA	$2,897,373	$3,129,158	$8,165,066	$7,546,673

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